Exhibit 1


                                                              [EXECUTION COPY]



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                          SECURITIES PURCHASE AGREEMENT


                                      AMONG


                        INSTANT INSURANCE HOLDINGS, INC.,


                                       AND


                           THE PURCHASERS NAMED HEREIN


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                          DATED AS OF DECEMBER 21, 2000


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                                TABLE OF CONTENTS
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Article 1              THE TRANSACTIONS........................................................................1

           1.1    Purchase and Sale of the Company Shares......................................................1

           1.2    Purchase and Sale of the Vesta Shares........................................................2

           1.3    Closing Matters..............................................................................2

           1.4    The Closing..................................................................................2

           1.5    Waiver of Preemptive Rights..................................................................3

Article 2              CONCURRENT EVENTS AND DELIVERIES........................................................3

           2.1    Termination of Lyon Option Agreement.........................................................3

           2.2    Termination of Fund II Option Agreement......................................................3

           2.3    Termination of Private Fund II Option Agreement..............................................3

           2.4    Stockholders Agreement.......................................................................3

           2.5    Termination of Employee $6.71 Option Agreements..............................................4

           2.6    Management Stock Call Agreement..............................................................4

           2.7    Promote Stock Agreement......................................................................4

           2.8    Amendment to Omnibus Incentive Plan and Reservation of Additional Shares.....................4

           2.9    Mangold Employment Agreement.................................................................4

           2.10   Mangold Option Agreement.....................................................................4

           2.11   Vesta Registration Rights Agreement..........................................................5

Article 3              REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER TO THE COMPANY.........................5

           3.1    Organization.................................................................................5

           3.2    Authority....................................................................................5

           3.3    No Violation.................................................................................5

           3.4    Brokers......................................................................................6

           3.5    Funds Available..............................................................................6

           3.6    Securities Act Representations...............................................................6

Article 4              REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO THE PURCHASERS.........................7

           4.1    Corporate Organization.......................................................................7

                             TABLE OF CONTENTS
                                (CONTINUED)


           4.2    Capital Stock................................................................................8

           4.3    Newly Issued Shares..........................................................................8

           4.4    Subsidiaries.................................................................................9

           4.5    Authority....................................................................................9

           4.6    No Violation................................................................................10

           4.7    Litigation..................................................................................10

           4.8    Financial Statements........................................................................10

           4.9    Compliance with Laws........................................................................11

           4.10   No Material Adverse Change..................................................................11

           4.11   No Undisclosed Liabilities..................................................................11

           4.12   Conduct of Business; Certain Actions........................................................11

           4.13   Contracts...................................................................................12

           4.14   Taxes.......................................................................................13

           4.15   Employee Benefit Plans......................................................................13

           4.16   Brokers.....................................................................................13

           4.17   Representations Regarding the Insurer.......................................................13

           4.18   Private Offering............................................................................14

           4.19   Accuracy of Information Furnished...........................................................14

Article 5              REPRESENTATIONS AND WARRANTIES OF CAPITAL Z TO VESTA...................................15

           5.1    Organization................................................................................15

           5.2    Authority...................................................................................15

           5.3    No Violation................................................................................15

           5.4    Brokers.....................................................................................15

           5.5    Securities Act Representations..............................................................16

Article 6              REPRESENTATIONS AND WARRANTIES OF VESTA TO CAPITAL Z...................................17

           6.1    Corporate Organization......................................................................17

           6.2    Capital Stock...............................................................................17

           6.3    Vesta Shares................................................................................18

                             TABLE OF CONTENTS
                                (CONTINUED)

           6.4    Subsidiaries................................................................................18

           6.5    Authority...................................................................................18

           6.6    No Violation................................................................................19

           6.7    Brokers.....................................................................................19

           6.8    Litigation..................................................................................19

           6.9    Patents and Trademarks......................................................................20

           6.10   Agreements; Action..........................................................................20

           6.11   Registration Rights.........................................................................20

           6.12   Disclosure..................................................................................20

           6.13   Corporate Documents.........................................................................20

           6.14   Title to Property and Assets................................................................21

           6.15   Insurance...................................................................................21

           6.16   No Adverse Changes..........................................................................21

           6.17   Taxes.......................................................................................22

           6.18   Private Offering............................................................................22

Article 7              COVENANTS AND AGREEMENTS...............................................................22

           7.1    Company Access..............................................................................23

           7.2    Vesta Access................................................................................23

           7.3    Conduct of Business of the Company Prior to Closing.........................................23

           7.4    Conduct of Business of the Company Prior to Conversion of the Series E Preferred Stock......23

           7.5    Conduct of Business of Vesta................................................................25

           7.6    Commercially Reasonable Efforts.............................................................25

           7.7    Updating of Company Disclosure Schedules....................................................26

           7.8    Updating of Vesta Disclosure Schedules......................................................26

           7.9    Regulatory Approvals........................................................................26

Article 8              CONDITIONS PRECEDENT...................................................................27

           8.1    Conditions to Each Party's Obligations......................................................27

           8.2    Conditions to the Obligations of the Company................................................27

           8.3    Conditions to the Obligations of Each Purchaser.............................................27

                             TABLE OF CONTENTS
                                (CONTINUED)

           8.4    Conditions to the Obligations of Vesta......................................................28

           8.5    Conditions to the Obligations of Capital Z..................................................28

           8.6    Conditions to the Obligations of Mangold....................................................29

Article 9              INDEMNIFICATION........................................................................29

           9.1    Indemnification.............................................................................29

           9.2    Defense of Third Party Claims...............................................................30

           9.3    Limitations.................................................................................31

Article 10             MISCELLANEOUS..........................................................................32

           10.1   Termination.................................................................................32

           10.2   Effect of Termination.......................................................................32

           10.3   Amendment...................................................................................32

           10.4   Waiver......................................................................................32

           10.5   Survival....................................................................................32

           10.6   Notices.....................................................................................33

           10.7   Confidentiality.............................................................................34

           10.8   Headings....................................................................................34

           10.9   Publicity...................................................................................34

           10.10  Disclosure Schedules........................................................................34

           10.11  Entire Agreement............................................................................34

           10.12  Conveyance Taxes............................................................................34

           10.13  Assignment..................................................................................35

           10.14  Counterparts................................................................................35

           10.15  Governing Law...............................................................................35

           10.16  Third Party Beneficiaries...................................................................35

           10.17  Costs and Expenses..........................................................................35

           10.18  Incorporated by Reference...................................................................35

           10.19  Number and Gender of Words..................................................................35

           10.20  Execution of Additional Documents...........................................................35

           10.21  Interpretation..............................................................................35

                             TABLE OF CONTENTS
                                (CONTINUED)

           10.22  Reformation; Severability...................................................................35

           10.23  Time of the Essence.........................................................................36

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                                       v

                                    EXHIBITS

Exhibit A           Form of Lyon Termination Agreement

Exhibit B           Form of Fund II Termination Agreement

Exhibit C           Form of Private Fund II Termination Agreement

Exhibit D           Form of Stockholders Agreement

Exhibit E           Form of $6.71 Termination Agreement

Exhibit F           Form of Management Stock Call Agreement

Exhibit G           Form of Promote Stock Agreement

Exhibit H           Form of Mangold Employment Agreement

Exhibit I           Form of Mangold Option Agreement

Exhibit J           Form of Vesta Registration Rights Agreement

Exhibit K           Form of Amended Company Charter

Exhibit L           Insurance Reps

                                    SCHEDULES


Schedule 1.1                   Company Shares to be Purchased
Schedule 1.2                   Vesta Shares to be Purchased
Schedule 2.5                   $6.71 Options
Schedule 4.2                   $1.00 Options
Schedule 4.4                   Company Subsidiaries
Schedule 4.6                   Company Consents and/or Regulatory Approvals
Schedule 4.7                   Company Litigation
Schedule 4.9                   Company Compliance with Laws
Schedule 4.10                  No Company Material Adverse Change
Schedule 4.11                  No Company Undisclosed Liabilities
Schedule 4.12                  Company Conduct of Business
Schedule 4.13                  Company Contracts
Schedule 4.15                  Company Benefit Plans
Schedule 4.17(a)               Insurer's Insurance Matters
Schedule 4.17(b)               Insurer's Licenses
Schedule 6.4                   Vesta Subsidiaries
Schedule 6.6                   Vesta Consents and/or Regulatory Approvals

Cross-Reference Regarding Defined Terms:

                                                                    SECTION
DEFINED TERM                                                     WHERE DEFINED
------------                                                     -------------

$1.00 Options                                                         4.15
$6.71 Options                                                          2.5
$6.71 Termination Agreement                                            2.5
ACE                                                                    2.4
Affiliate                                                              9.1
Agreement                                                           Preamble
Amended Company Charter                                                4.2
Breach                                                                 9.1
Capital Z                                                           Preamble
Closing                                                                1.4
Closing Date                                                           1.4
Company                                                             Preamble
Company Common Stock                                                   2.5
Company Purchase Price                                                 1.1
Company Shares                                                         1.1
Company Subsequent Event                                               7.7
control                                                                9.1
Employee Benefit Plan                                                 4.15
Encumbrances                                                           4.3
ERISA                                                                 4.15
Exchange Act                                                          6.13
Financial Statements                                                   4.8
Fund II                                                             Preamble
Fund II Option Agreement                                               2.2
Fund II Termination Agreement                                          2.2
GAAP                                                                   4.8
Gohr                                                                   2.4

                                                                    SECTION
DEFINED TERM                                                     WHERE DEFINED
------------                                                     -------------

Governmental Authority                                                 3.3
Grandstaff                                                             2.4
Indemnified Party                                                      9.2
Indemnifying Party                                                     9.2
Insurance Reps                                                        4.17
Insurer                                                               4.17
Interim Financial Statements                                           4.8
Losses                                                                 9.1
Lyon                                                                   2.1
Lyon Option Agreement                                                  2.1
Management Stock Call Agreement                                        2.6
Mangold                                                             Preamble
Mangold Employment Agreement                                           2.8
Mangold Option Agreement                                               2.9
Millers Mutual                                                         2.4
Notes                                                               Recitals
Option Plan                                                            2.8
Orth                                                                   2.4
Person                                                                 3.3
Porter                                                                 2.4
Preferred Stock                                                        4.2
Private Fund II                                                     Preamble
Private Fund II Option Agreement                                       2.3
Private Fund II Termination Agreement                                  2.3
Promote Stock Agreement                                                2.7
Purchaser Transaction Documents                                        3.2
Purchasers                                                          Preamble
Requirements of Law                                                    3.3

                                                                    SECTION
DEFINED TERM                                                     WHERE DEFINED
------------                                                     -------------

Second Amended and Restated Management Stock Call Agreement            2.6
Second Amended and Restated Promote Stock Agreement                    2.7
Second Amended and Restated Stockholders Agreement                     2.4
SEC                                                                   6.13
Securities Act                                                         3.6
Series A Preferred Stock                                               4.2
Series B Preferred Stock                                               4.2
Series C Preferred Stock                                               4.2
Series D Preferred Stock                                            Recitals
Series E Preferred Stock                                            Recitals
Series D Shares                                                        1.1
Series E Shares                                                        1.1
Stockholder                                                           4.12
Stockholders Agreement                                                 2.4
Subsequent Company Disclosure Schedule                                 7.7
Subsidiaries                                                           4.4
Subsidiary                                                             4.4
Transaction Documents                                                  4.5
Vesta                                                               Preamble
Vesta Balance Sheet                                                   6.13
Vesta Bylaws                                                           6.1
Vesta Charter                                                          6.1
Vesta Common Stock                                                  Recitals
Vesta Documents                                                       6.13
Vesta Preferred Stock                                                  6.2
Vesta Purchase Price                                                   1.2
Vesta Registration Rights Agreement                                   2.11



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                                                                    SECTION
DEFINED TERM                                                     WHERE DEFINED
------------                                                     -------------

Vesta Series A Preferred Stock                                         6.2
Vesta Shares                                                           1.2
Vesta Subsequent Event                                                 7.8
Vesta Subsidiaries                                                     6.4
Vesta Subsidiary                                                       6.4
Vesta Transaction Documents                                            6.5

                          SECURITIES PURCHASE AGREEMENT

                     This SECURITIES PURCHASE AGREEMENT ("Agreement"), dated as of December 21, 2000 by and among Instant Insurance Holdings, Inc., a Delaware corporation (the "Company"), Vesta Insurance Group, Inc., a Delaware corporation ("Vesta"), Thomas E. Mangold ("Mangold"), Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Fund II"), and Capital Z Financial Services Private Fund II, L.P., a Bermuda limited partnership ("Private Fund II" and, collectively with Fund II, "Capital Z"). Vesta, Mangold, Fund II and Private Fund II are referred to herein as the "Purchasers").

                                R E C I T A L S:

                     WHEREAS, the Purchasers desire to purchase from the Company, and the Company desires to issue and sell to the Purchasers, the number of shares of (a) Series D Convertible Preferred Stock, par value $1.00 per share (the "Series D Preferred Stock"), of the Company or (b) Series E Convertible Preferred Stock, par value $1.00 per share (the "Series E Preferred Stock"), of the Company, as is set forth in Section 1.1 below, on the terms and subject to the conditions set forth herein;

                     WHEREAS, Capital Z is the holder of Convertible Notes of the Company in aggregate principal amount of $1,835,576.94 (the "Notes");

                     WHEREAS, as partial consideration for its purchase of shares of Series E Preferred Stock, Capital Z will surrender the Notes to the Company for cancellation;

                     WHEREAS, as partial consideration for its purchase of shares of Series E Preferred Stock, Capital Z contributed
$500,000 in cash to the Company on December 20, 2000;

                     WHEREAS, the Capital Z desires to purchase from Vesta, and Vesta desires to issue and sell to Capital Z, the number of shares of common stock, par value $0.1 per share (the "Vesta Common Stock"), of Vesta, as is set forth in Section 1.2 below, in consideration for the sale by Capital Z of 3,000,000 shares of Series E Preferred Stock being acquired by Capital Z pursuant hereto;

                     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:

                               A G R E E M E N T:

                                   Article 1

                                THE TRANSACTIONS

                     1.1 Purchase and Sale of the Company Shares. Subject to the terms and conditions of this Agreement, the Purchasers hereby agree to purchase from the Company, and the Company agrees to issue and sell to the Purchasers, at the Closing, up to an aggregate of (a) 1,359,115 shares of Series D Preferred Stock (the "Series D Shares"), at a purchase price of $1.00 per Series D Share and 11,840,885 shares of Series E Preferred Stock (the "Series E Shares" and, collectively with the Series D Shares, the "Company Shares") at a purchase price of $1.00 per Series E Share. The total purchase price to be paid by the Purchasers for the Company Shares pursuant to this Section 1.1 is referred to herein as the "Company Purchase Price." The purchase obligation of each Purchaser will be the several obligation of such Purchaser to purchase, at the Closing, the number of Company Shares indicated on Schedule 1.1 hereto to be purchased at the Closing by such Purchaser, and no Purchaser will have any obligation with respect to the purchase obligations of any other Purchaser.

                     1.2 Purchase and Sale of the Vesta Shares. Subject to the terms and conditions of this Agreement, Capital Z hereby agrees to purchase from Vesta, and Vesta agrees to issue and sell to Capital Z, at the Closing, up to an aggregate of 555,738 shares of Vesta Common Stock (the "Vesta Shares"), at a purchase price of $6.10 per Vesta Share, which purchase price will be paid by transfer by Capital Z to Vesta of 3,000,000 shares of Series E Preferred Stock, valued at $1.13 per share. The total purchase price to be paid by Capital Z for the Vesta Shares pursuant to this Section 1.2 is referred to herein as the "Vesta Purchase Price." The purchase obligation of each of Fund II and Private Fund II will be the several obligation of such Purchaser to purchase, at the Closing the number of Vesta Shares indicated on Schedule 1.2 hereto to be purchased at the Closing by such Purchaser, and no Purchaser will have any obligation with respect to the purchase obligations of any other Purchaser.

                     1.3 Closing Matters. At the Closing:

                     (a) Each of the Purchasers shall transfer by wire or otherwise deliver or cause to be delivered to the Company, in accordance with written wiring instructions delivered to the Purchasers at least two (2) days prior to the Closing, the cash portion of the Company Purchase Price for the Company Shares being purchased by such Purchaser at the Closing, in same day funds, in accordance with the amounts set forth opposite such Purchaser's name on Schedule 1.1; Capital Z shall surrender the Notes for cancellation and the Company shall deliver to each Purchaser (or its designees) a certificate or certificates, validly executed by a duly authorized officer of the Company and in proper form, representing the Company Shares being purchased by each such Purchaser at the Closing; and

                     (b) Each of Fund II and Private Fund II shall transfer to Vesta, the Series E Shares being transferred by Fund II and Private Fund II in accordance with the amounts set forth opposite such Purchaser's name on Schedule 1.2, for the Vesta Shares being purchased by Fund II and Private Fund II at the

Closing, and Vesta shall deliver to each such Purchaser a certificate or certificates, validly executed by a duly authorized officer of Vesta and in proper form, representing the Vesta Shares being purchased by each such Purchaser at such Closing.

                     1.4 The Closing. Subject to the fulfillment of the conditions precedent specified in Article 8 (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the closing of the purchase and sale of the Company Shares and the Vesta Shares (the "Closing") shall be held at 9:00 a.m., central standard time, at the offices of Weil, Gotshal & Manges LLP, Dallas, Texas, on (a) December 21, 2000 or on the first practicable business day thereafter following the satisfaction of the conditions set forth in Article 8 hereof (other than any such conditions that, by their terms, cannot be satisfied until the Closing) or (b) such other date as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                     1.5 Waiver of Preemptive Rights. Each Purchaser hereby waives any preemptive rights (and any notices in connection therewith) that otherwise may be applicable to the issuance of the Company Shares (or to the issuance of any other securities contemplated by this Agreement).

                                   Article 2

                        CONCURRENT EVENTS AND DELIVERIES

                     Concurrently with the execution and delivery of this Agreement, the following events are occurring and the following deliveries are being made:

                     2.1 Termination of Lyon Option Agreement. E. Buchanan Lyon III ("Lyon") and the Company are entering into a Termination Agreement in the form of Exhibit A hereto (the "Lyon Termination Agreement"), which terminates (effective upon the Closing) that certain Amended and Restated Option Agreement (the "Lyon Option Agreement"), dated as of February 17, 2000, by and between Lyon and the Company and which provides for the termination of the options granted pursuant thereto.

                     2.2 Termination of Fund II Option Agreement. The Company and Fund II are entering into a Termination Agreement in the form of Exhibit B hereto (the "Fund II Termination Agreement"), which terminates (effective upon the Closing) that certain Amended and Restated Option Agreement (the "Fund II Option Agreement"), dated as of February 17, 2000, by and between the Company and Fund II and which provides for the termination of the options granted pursuant thereto.

                     2.3 Termination of Private Fund II Option Agreement. The Company and Private Fund II are entering into a Termination Agreement in the form of Exhibit C hereto (the "Private Fund II Termination Agreement"), which terminates (effective upon the Closing) that certain Amended and Restated Option Agreement (the "Private Fund II Option Agreement"), dated as of February 17, 2000, by and between the Company and Private Fund II and which provides for the termination of the options granted pursuant thereto.

                     2.4 Stockholders Agreement. The Company, the Purchasers, Lyon, B.G. Porter ("Porter"), Michael Grandstaff ("Grandstaff"), Martin F. Gohr ("Gohr"), Randy Orth ("Orth"), The Millers Mutual Fire Insurance Company, a Texas insurance company ("Millers Mutual"), Millers Holding Corporation, a Nevada corporation, and ACE Cash Express, Inc. ("ACE") are entering into a Third Amended and Restated Stockholders Agreement in the form of Exhibit D hereto (the "Stockholders Agreement"), which amends and restates (effective upon the Closing) that certain Second Amended and Restated Stockholders Agreement (the "Second Amended and Restated Stockholders Agreement"), dated as of September 13, 2000, by and among all of the foregoing parties other than Vesta and Mangold.

                     2.5 Termination of Employee $6.71 Option Agreements. The Company and each of the individuals indicated on Schedule 2.5 are entering into a Termination Agreement in the form of Exhibit E hereto (each a "$6.71 Termination Agreement"), which terminates (effective upon the Closing) each Incentive Stock Option Agreement listed on Schedule 2.5, which agreements pertain to options having an exercise price of $6.71 per share of Company Common Stock and are by and between the Company and each such individual (collectively, the "$6.71 Options").

                     2.6 Management Stock Call Agreement. Fund II, Lyon, Porter, Grandstaff, Gohr, Orth and the Company are entering into a Third Amended and Restated Management Stock Call Agreement in the form of Exhibit F hereto (the "Management Stock Call Agreement"), which amends and restates (effective upon the Closing) that certain Second Amended and Restated Management Stock Call Agreement (the "Second Amended and Restated Management Stock Call Agreement"), dated as of September 13, 2000, by and among the foregoing parties and which provides for the existence of call rights on the part of Fund II with respect to the issuance of certain shares of common stock, par value $.01 per share (the "Company Common Stock"), of the Company, held by certain members of management, on the terms and subject to the conditions set forth in the Management Stock Call Agreement.

                     2.7 Promote Stock Agreement. Lyon, Porter, Grandstaff, Gohr, Orth and the Company are entering into a Third Amended and Restated Promote Stock Agreement in the form of Exhibit G hereto (the "Promote Stock Agreement"), which amends and restates (effective upon the Closing) that certain Second Amended and Restated Promote Stock Agreement (the "Second Amended and Restated Promote Stock Agreement"), dated as of September 13, 2000, by and among the foregoing parties, and which provides for the issuance to certain members of management of certain shares of Company Common Stock, on the terms and subject to the conditions set forth in the Promote Stock Agreement.

                     2.8 Amendment to Omnibus Incentive Plan and Reservation of Additional Shares. The Instant Insurance Holdings, Inc. Omnibus Incentive Plan (the "Option Plan") is being amended by the Company (effective upon the Closing) to increase the maximum number of shares of Company Common Stock reserved and available for issuance under the Option Plan from 2,700,000 shares to 6,700,000 shares, and all of such shares, to the extent not already the subject of existing option grants and other than the shares subject to the Mangold Option Agreement, are being reserved for issuance to members of management on terms approved by the Board of Directors of the Company.

                     2.9 Mangold Employment Agreement. The Company and Mangold are entering into an Employment Agreement in the form of Exhibit H hereto (the "Mangold Employment Agreement"), which (effective upon the Closing) provides for the employment of Mangold by the Company.

                     2.10 Mangold Option Agreement. The Company and Mangold are entering into an Option Agreement in the form of Exhibit I hereto (the "Mangold Option Agreement"), which (effective upon the Closing) provides for the grant by the Company to Mangold of certain options to purchase Company Common Stock.

                     2.11 Vesta Registration Rights Agreement. Fund II, Private Fund II and Vesta are entering into a Registration Rights Agreement in the form of Exhibit J hereto (the "Vesta Registration Rights Agreement"), which (effective upon the Closing) grants certain registration rights to Capital Z with respect to the shares of Vesta Common Stock owned by Capital Z.

                                   Article 3

         REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER TO THE COMPANY

                     Each of the Purchasers severally, and not jointly, represents and warrants to the Company as follows:

                     3.1 Organization. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or limited partnership, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization.

                     3.2 Authority. (a) Such Purchaser has full corporate, partnership or limited liability company power (or, in the case of an individual, capacity) and authority to execute and deliver this Agreement and each other agreement to which it is or will be a party that is contemplated hereby (as to each such Purchaser, collectively, the "Purchaser Transaction Documents"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby; (b) the execution, delivery and performance by such Purchaser of this Agreement and each of the other applicable Purchaser Transaction Documents to which such Purchaser is or will be a party and the consummation of the transactions contemplated on its part hereby or thereby have been duly authorized by all necessary corporate, partnership, limited liability company or other action on the part of such Purchaser; and (c) this Agreement and each of the other applicable Purchaser Transaction Documents has been or will be duly executed and delivered by such Purchaser and (assuming due execution and delivery by the other parties hereto and thereto), constitutes or will constitute a legal, valid and binding agreement of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     3.3 No Violation. The execution and delivery by such Purchaser of this Agreement and the Stockholders Agreement, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) assuming compliance with the requirements of the Missouri Department of Insurance, violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award (collectively, "Requirements of Law") applicable to such Purchaser, (b) require such Purchaser to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by such Purchaser with, any Person or Governmental Authority, except as may be required by the Missouri Department of Insurance, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter, bylaws, certificate of limited partnership or limited liability company, partnership or limited liability company agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Purchaser is subject or by which such Purchaser is bound. As used in this Agreement, "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity. As used in this Agreement, "Governmental Authority" means any United States (federal, state, or local), foreign or supra-national government, or governmental regulatory or administrative authority, agency, commission, court or tribunal. 3.4 Brokers. Such Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

                     3.5 Funds Available. Such Purchaser has funds available, or commitments from third parties to provide funds, sufficient to pay the cash portion of the Company Purchase Price to be paid by such Purchaser.

                     3.6 Securities Act Representations.

                     (a) Except as expressly contemplated hereby, such Purchaser is acquiring its portion of the Company Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Except as expressly contemplated hereby, such Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing the Company Shares it is purchasing otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as expressly contemplated hereby, such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Company Shares it is purchasing.

                     (b) Such Purchaser acknowledges that the issuance of its portion of the Company Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by the Company that the issuance of the Company Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Such

Purchaser acknowledges that the availability of such exemption is predicated in part on such Purchaser's representations set forth in this Article 3 and that the Company is relying on such representations.

                     (c) Such Purchaser has received all the information it considers necessary or appropriate for deciding whether to accept the Company Shares it is purchasing. Such Purchaser has had an opportunity to ask questions of and to receive answers from the Company regarding the terms and conditions of the issuance of the Company Shares it is purchasing and the business, properties, financial condition and prospects of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which such Purchaser had access.

                     (d) Such Purchaser acknowledges that it is able to bear the economic risk of the investment in the Company Shares it is purchasing, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Company Shares it is purchasing.

                     (e) Such Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                     (f) Such Purchaser acknowledges that the Company Shares it is purchasing may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Company Shares or an available exemption from registration under the Securities Act, such Company Shares must be held indefinitely. Such Purchaser further acknowledges that the Company Shares it is purchasing may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                     (g) Such Purchaser acknowledges that each certificate representing any of the Company Shares it is purchasing will be endorsed with a legend substantially similar to the following:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                   Article 4

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO THE PURCHASERS

                     The Company represents and warrants to each Purchaser as follows (each such representation and warranty being qualified by the information set forth in any disclosure schedule relating to such representation or warranty, as described in Section 10.10 hereof), provided, that the term "Company" shall refer to the Company and each of its Subsidiaries (as defined herein), unless the context otherwise requires:

                     4.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to lease the properties it operates as lessee and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company. True and complete copies of the Certificate of Incorporation and the Bylaws of the Company, as amended to date, have been delivered to each of the Purchasers.

                     4.2 Capital Stock. As of the date hereof and before giving effect to the Closing, the authorized capital stock of the Company consists in its entirety of (a) 22,000,000 shares of Common Stock, of which 182,100 shares are issued and outstanding and (b) 11,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of which (i) 701,250 shares are designated as Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), of which 330,000 shares are issued and outstanding, (ii) 2,235,469 shares are designated as Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of which no shares are issued and outstanding and (iii) 7,898,000 shares are designated as Series C Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), of which 7,898,000 shares are issued and outstanding. Prior to the Closing, a Certificate of Elimination and a Certificate of Amendment of the Certificate of Incorporation of the Company in the form of Exhibit K (the "Amended Company Charter") hereto shall be filed by the Company with the Secretary of State of the State of Delaware to (A) eliminate the Series B Preferred Stock, (B) increase the number of authorized shares of Common Stock to 40,000,000, (C) increase the number of authorized shares of Preferred Stock to 40,000,000 shares, (D) amend certain terms of the Series A Preferred Stock and the Series C Preferred Stock (including to provide for the issuance of 10,000 shares of Series C Preferred Stock to Chris Ladoulis, an employee of the Company), and (E) designate 13,200,000 shares of Series D Preferred Stock and 11,840,885 shares of Series E Preferred Stock. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for shares of capital stock of the Company issuable pursuant to (1) this Agreement,
(2) that certain Amended and Restated Option Agreement, dated as of February 17, 2000, by and between the Company and ACE, (3) the Lyon Option Agreement, (4) the Fund II Option Agreement, (5) the Private Fund II Option Agreement, (8) the $6.71 Options, (9) the $1.00 Options listed on Schedule 4.2, (10) the Second

Amended and Restated Management Stock Call Agreement, (11) the Second Amended and Restated Promote Stock Agreement, (12) the currently issued and outstanding shares of Series A Preferred Stock and Series C Preferred Stock and (13) the 2,700,000 shares of Company Common Stock authorized for issuance pursuant to the Option Plan, as amended (certain of which options have already been granted as described above), there are no options, warrants, conversion privileges or other rights outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company. Except as provided in the Second Amended and Restated Stockholders Agreement, there are no preemptive rights held by any Person with respect to any capital stock or other securities of the Company.

                     4.3 Newly Issued Shares. The Company Shares to be issued and sold by the Company to the Purchasers in accordance with the terms of this Agreement have been duly authorized (other than the filing of the Amended Company Charter) and when issued as contemplated hereby at the Closing, will be validly issued, fully paid and non-assessable. At the Closing, each Purchaser will acquire good and marketable title to the Company Shares it is purchasing, free and clear of any and all liens, encumbrances, security interests, pre-emptive rights, adverse claims of another or restrictions on transfer ("Encumbrances"), except such Encumbrances as may exist under the Stockholders Agreement or applicable federal and state securities laws. The Common Stock to be issued upon conversion of the Series D Preferred Stock is duly authorized, will be reserved for issuance prior to the Closing, and, when so issued, will be validly issued, fully paid and non-assessable. The Series D Preferred Stock to be issued upon conversion of the Series E Preferred Stock is duly authorized, will be reserved for issuance prior to the Closing, and, when so issued, will be validly issued, fully paid and non-assessable.

                     4.4 Subsidiaries.

                     (a) Schedule 4.4 sets forth (i) the name and number of shares of stock (or other equity interest) owned by the Company of each corporation, partnership, joint venture or in which the Company has, directly or indirectly, an equity interest therein (individually, a "Subsidiary" and collectively, "Subsidiaries"); (ii) the jurisdiction of incorporation or organization, capitalization and ownership of each Subsidiary; and (iii) the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign entity.

                     (b) The Company owns of record and beneficially all the capital stock of each of the Subsidiaries free and clear of all Encumbrances. Each Subsidiary is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction listed on Schedule 4.4.

                     (c) No Subsidiary has a taxable presence or permanent establishment in any country other than the United States.

                     (d) Each of the outstanding shares of capital stock (or other equity interests) of each Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable and is free of preemptive rights.

                     Except as set forth on Schedule 4.4, there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights to purchase or acquire the capital stock of any Subsidiary, (ii) securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary or (iii) other commitments of any kind for the issuance of additional shares of capital stock or any other debt or equity security of any Subsidiary or options, warrants or other rights to purchase or acquire such securities.

                     4.5 Authority. The Company has full corporate power and authority to execute and deliver this Agreement and each other agreement to which it is or will be a party that is contemplated hereby (collectively, the "Transaction Documents"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part, hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated on its part hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and each of the other Transaction Documents to which the Company currently is a party have been duly executed and delivered by the Company and (assuming due execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Transaction Document to be executed by the Company at the time of or following the execution of this Agreement will be duly executed and delivered by the Company, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     4.6 No Violation. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) assuming compliance with requirements of the Missouri Department of Insurance and assuming the receipt of the other regulatory approvals identified on Schedule 4.6, violate any Requirements of Law applicable to the Company, (b) require the Company to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by the Company with, any Person or Governmental Authority, except as may be required by the Missouri Department of Insurance and for any other regulatory filings or consents identified on Schedule 4.6, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or bylaws, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company is subject or by which the Company is bound.

                     4.7 Litigation. Except as set forth on Schedule 4.7 hereto, there are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or involving any assets of the Company. To the knowledge of the Company, no basis exists for any such action, suit, proceeding, claim, dispute or investigation.

                     4.8 Financial Statements. The following financial statements (the "Financial Statements") of the Company have been delivered to the Purchasers by the Company:

                     (a) audited consolidated balance sheet, statement of income and cash flow, and statement of changes in financial position of the Company as of and for the year ended December 31, 1999, together with the notes thereto and the report of its independent auditors with respect thereto; and

                     (b) unaudited consolidated balance sheet, statements of income and cash flow, and statement of changes in financial position of the Company as of and for each of the nine months ended September 30, 2000 and 1999 (collectively, the "Interim Financial Statements").

                     The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations, and changes in financial position of the Company as of the indicated dates and for the indicated periods (except, in the case of the Interim Financial Statements, for the absence of notes thereto and subject to normal year-end audit adjustments and accruals required to be made in the ordinary course of business which are not materially adverse to and are consistent with past practices of the Company).

                     4.9 Compliance with Laws. Except as set forth on Schedule 4.9, the Company is and since January 1, 1999, has been, in compliance, in all material respects, with all Requirements of Law.

                     4.10 No Material Adverse Change. Except as set forth on
Schedule 4.10, since December 31, 1999, there has not been (a) any material adverse change in the assets, properties, liabilities, businesses, prospects, condition (financial or otherwise) or results of operations of the Company or
(b) any sale, lease or other disposition or encumbrance of any material asset of the Company or any breach, default, violation or termination of any material contract of the Company.

                     4.11 No Undisclosed Liabilities. Except as set forth on
Schedule 4.11 or disclosed or referred to in this Agreement, the Company:

                     (a) does not have any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except to the extent incurred in the ordinary course of business or reflected in the Financial Statements; and

                     (b) has not incurred any debts, liabilities or obligations, materially adversely affecting, in the aggregate, the business, or financial condition, of the Company taken as a whole.

                     4.12 Conduct of Business; Certain Actions. Except as set forth on Schedule 4.12 or as contemplated by this Agreement or the Transaction Documents, since September 30, 2000, the Company has conducted its business and operations in the ordinary course and consistent with its past practices and has not (a) paid or declared any dividend or distribution or purchased or retired any indebtedness from any holder of capital stock of the Company (a "Stockholder") and has not purchased, retired, or redeemed any capital stock from any Stockholder, (b) increased the compensation of any of the directors, officers, or key employees of the Company, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of the Company, (c) made any capital expenditures exceeding $100,000 individually or $800,000 in the aggregate, (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $25,000 individually or $100,000 in the aggregate, (e) discharged or satisfied any material Encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (f) made or guaranteed any loans or advances to any party whatsoever, (g) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of the assets of the Company, real or personal, tangible or intangible, (h) cancelled, waived, or released any of the Company's debts, rights, or claims against third parties, (i) amended the Certificate of Incorporation or Bylaws of the Company, (j) made, paid or incurred any severance or termination payment or obligation therefor with respect to any employee, consultant, or sales representative of the Company, (k) made any change in the method of accounting of the Company, (l) made any investment or commitment therefor in any Person, (m) made, entered into, amended, or terminated any written employment contract (or any oral employment contract involving more than $50,000 per year) created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended) so as to create any liability under Article IV of ERISA to any entity, (n) amended or experienced a termination of any material contract, agreement, lease, franchise, or license to which the Company is a party, except in the ordinary course of business, (o) incurred or assumed any indebtedness (whether directly or by way of guaranty or otherwise) for borrowed money, except in the ordinary course of business, (p) entered into any other material transaction, except in the ordinary course of business, (q) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(p) of this Section 4.12,
(r) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (s) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of the Company, (t) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, the Company,
(u) materially accelerated the collection of accounts receivable or decelerated payment of accounts payable, except in the ordinary course of business consistent with past practice, or (v) made or rescinded any material express or deemed election relating to taxes, settled or compromised any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or except as may be required by applicable law, made any change to any of its material methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its most recently filed federal income tax return.

                     4.13 Contracts. Set forth on Schedule 4.13 is a list of all written or oral contracts (other than the Transaction Documents), commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which the Company is a party or by which the Company or its properties are bound, pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during the term thereof, $50,000 or greater, or which are otherwise material to the business of the Company (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, and similar agreements and instruments and all confidentiality agreements). Each such contract, commitment, lease and other agreement is in full force and effect, and, except as set forth on Schedule 4.13, the Company is not and, to the knowledge of the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any such contracts, commitments, leases, or other agreements. The Company has not waived any right under any such contracts, commitments, leases, or other agreements. Except as set forth on Schedule 4.13, the Company has not guaranteed any obligations of any other Person.

                     4.14 Taxes. The Company has filed or caused to be filed, or has properly filed extensions for, all income tax returns that are required to be filed and has paid or caused to be paid all amounts as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with GAAP, have been set aside. The Company has paid or caused to be paid, or has established reserves in accordance with GAAP that the Company reasonably believes to be adequate in all material respects, for all income tax liabilities applicable to the Company for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). The Company is not a party to any tax sharing agreements.

                     4.15 Employee Benefit Plans. Set forth on Schedule 4.15 is a list and accurate description of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, stock option (other than the Option Plan, the $6.71 Options and the $1.00 Options), stock ownership or other employee benefit plans applicable to any current or former employees of the Company or any subsidiary each as ("Employee Benefit Plan") including but not limited to "employee benefit plans" within meaning of Section 3(3) of the Employee Retirement and Income Security Act of 1974, as amended ("ERISA"). The Company is in compliance in all material respects with all Requirements of Law in connection with each Employee Benefit Plan.

                     4.16 Brokers. The Company has not paid and will not be obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with any of the transactions contemplated by this Agreement or by any of the other Transaction Documents.

                     4.17 Representations Regarding the Insurer.

                     (a) Except as expressly provided on Schedule 4.17(a), the Company hereby reaffirms the representations and warranties (the "Insurance Reps") set forth in subparagraphs (a) through (n) of Section 4.2 of that certain

Amended and Restated Investment and Stock Transfer Agreement, dated as of December 11, 1998, by and between the Company and Millers Mutual and relating to the acquisition by the Company of The Millers Specialty Insurance Company, a Missouri property and casualty insurance company (the "Insurer"), and represents and warrants that such representations are true and correct as of the date hereof (other than representations and warranties that are made as of a specific date, which are true and correct as of the dates set forth below), and such subparagraphs (including for this purpose, any definitions of terms used in such subparagraphs, regardless of whether such definitions are included in such subparagraphs) are hereby incorporated by reference in this Section 4.17; provided, that in each case the name "Millers Specialty" shall be read instead to say "Instant Auto Insurance Company." Notwithstanding the foregoing, for the purposes of such representations and warranties that are incorporated by reference herein, (i) all references to "1997" shall instead be deemed to be references to "1999" and all references to "December 31, 1997" shall instead be deemed to be references to "December 31, 1999," (ii) all references to "March 26, 1997" shall instead be deemed to be references to "September 30, 2000,"
(iii) Sections 4.2(f)(v) and 4.2(g)(iii) and (iv) are not reaffirmed or incorporated by reference herein, (iv) Sections 4.2(i)and 4.2 (l) are not reaffirmed or incorporated by reference herein, and (v) all references to the "Annual Statement" and the "Interim Statement" shall be deemed to be references to the most recent annual statements and quarterly statements, respectively, of the Insurer, as filed with the appropriate insurance regulatory authorities. A copy of the Insurance Reps are attached hereto as Exhibit L.

                     (b) Schedule 4.17(b) attached hereto sets forth a complete list of all licenses, permits and authorizations of any insurance regulatory authority that are held by or applied for by the Insurer (together, in the case of each such license, permit or authorization that has been applied for but not received, the status of such application). None of such licenses, permits or authorizations has been revoked, suspended or restricted by any insurance regulatory authority and, to the knowledge of the Company, no such action on the part of any insurance regulatory authority has been threatened.

                     (c) The loss reserves of the Insurer on the most recent statutory financial statements of the Insurer (copies of which have been supplied to the Purchasers) have been determined in all material respects in accordance with generally accepted actuarial principles consistently applied, are fairly stated in accordance with sound actuarial principles, meet the requirements of applicable insurance laws and regulations of the applicable insurance regulatory authority and have been reviewed and approved of by Milliman & Robertson, Inc. in their Statement of Actuarial Opinion for the year ended December 31, 1999.

                     (d) The Company has previously furnished to the Purchasers true and complete copies of the annual convention statements and quarterly convention statements of the Insurer for the years ended December 31, 1998 and December 31, 1999. Such statements and the statutory balance sheets and statements of operating included therein fairly present the admitted assets, liabilities and surplus, results of operations and changes in surplus of the Insurer as of the dates and for the periods indicated therein and have been prepared in conformity with applicable statutory accounting practices, applied on a consistent basis throughout the periods indicated.

                     4.18 Private Offering. No form of general solicitation or general advertising has been used by the Company or its representatives in connection with the offer or sale of the Company Shares. Assuming the accuracy of the representations made by each of the Purchasers, no registration of the Company Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of such securities.

                     4.19 Accuracy of Information Furnished. Except as may be qualified by the information contained in this Agreement, including the exhibits and schedules hereto, the representations and warranties of the Company contained in this Agreement and the other historical factual information furnished by the Company to the Purchasers, taken as a whole, did not contain (as of the time any such statement was made or any such information was delivered) any untrue statement of a material fact, or omission to state any fact which is necessary to make such statements, in the light of the circumstances under which they were made, not misleading.

                                   Article 5

              REPRESENTATIONS AND WARRANTIES OF CAPITAL Z TO VESTA

                     Each of Fund II and Private Fund II severally, and not jointly, represents and warrants to Vesta as follows:

                     5.1 Organization. Such Purchaser is a limited partnership, validly existing and in good standing under the laws of the jurisdiction of its organization.

                     5.2 Authority. (a) Such Purchaser has full partnership power and authority to execute and deliver this Agreement and the Vesta Registration Rights Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby; (b) the execution, delivery and performance by such Purchaser of this Agreement and the Vesta Registration Rights Agreement have been duly authorized by all necessary partnership action on the part of such Purchaser; and (c) each of this Agreement and the Vesta Registration Rights Agreement has been duly executed and delivered by such Purchaser and (assuming due execution and delivery by the other parties hereto and thereto) constitutes a legal, valid and binding agreement of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     5.3 No Violation. The execution and delivery by such Purchaser of this Agreement and the Vesta Registration Rights Agreement, the performance by such Purchaser of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby will not (a) assuming compliance with the requirements of the Missouri Department of Insurance, violate any Requirements of Law applicable to such Purchaser, (b) require such Purchaser to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by such Purchaser with, any Person or Governmental Authority, except as may be required by the requirements of the Missouri Department of Insurance, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any certificate of limited partnership or partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Purchaser is subject or by which such Purchaser is bound.

                     5.4 Brokers. Such Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

                     5.5 Securities Act Representations.

                     (a) Except as expressly contemplated hereby, such Purchaser is acquiring its portion of the Vesta Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Except as expressly contemplated hereby, such Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing the Vesta Shares it is purchasing otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as expressly contemplated hereby, such Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Vesta Shares it is purchasing.

                     (b) Such Purchaser acknowledges that the issuance of its portion of the Vesta Shares will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Vesta that the issuance of the Vesta Shares as provided for herein is exempt from registration under the Securities Act and applicable state securities laws. Such Purchaser acknowledges that the availability of such exemption is predicated in part on such Purchaser's representations set forth in this Article 5 and that Vesta is relying on such representations.

                     (c) Such Purchaser has received all the information it considers necessary or appropriate for deciding whether to accept the Vesta Shares it is purchasing. Such Purchaser has had an opportunity to ask questions of and to receive answers from Vesta regarding the terms and conditions of the issuance of the Vesta Shares it is purchasing and the business, properties, financial condition and prospects of Vesta and to obtain additional information (to the extent Vesta possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Purchaser or to which such Purchaser had access.

                     (d) Such Purchaser acknowledges that it is able to bear the economic risk of the investment in the Vesta Shares it is purchasing, and has such knowledge and experience in financial and business matters that it is capable of evaluating the benefits and risks of the investment in the Vesta Shares it is purchasing.

                     (e) Such Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                     (f) Such Purchaser acknowledges that the Vesta Shares it is purchasing may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of any effective registration statement covering such Vesta Shares or an available exemption from registration under the Securities Act, such Company Shares must be held indefinitely. Such Purchaser further acknowledges that the Vesta Shares it is purchasing may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                     (g) Such Purchaser acknowledges that each certificate representing any of the Vesta Shares it is purchasing will be endorsed with a legend substantially similar to the following:

                     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                                   Article 6

              REPRESENTATIONS AND WARRANTIES OF VESTA TO CAPITAL Z

                     Vesta represents and warrants to each of Fund II and Private Fund II as follows (each such representation and warranty being qualified by the information set forth in any disclosure schedule relating to such representation or warranty, as described in Section 10.10 hereof), provided, that the term "Vesta" shall refer to Vesta and each of the Vesta Subsidiaries, unless the context otherwise requires:

                     6.1 Corporate Organization. Vesta is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to lease the properties it operates as lessee and to carry on its business as it is now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on Vesta. True and complete copies of the Restated Certificate of

Incorporation of Vesta (the "Vesta Charter") and the Bylaws of Vesta (the "Vesta Bylaws"), as amended to date, have been delivered to each of Fund II and Private Fund II.

                     6.2 Capital Stock. As of the date hereof, the authorized capital stock of Vesta consists in its entirety of (a) 100,000,000 shares of Vesta Common Stock, of which 18,825,832 shares are issued and outstanding (as of December 15, 2000) and (b) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Vesta Preferred Stock"), of which 2,950,000 shares are designated as Series A Convertible Preferred Stock, par value $.01 per share (the "Vesta Series A Preferred Stock"), of which 2,950,000 shares are issued and outstanding. All of the outstanding shares of capital stock of Vesta have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except for shares of capital stock of Vesta issuable pursuant to (i) this Agreement, (ii) the conversion of the Vesta Series A Preferred Stock, and (iii) stock options granted under (A) the Vesta Insurance Group, Inc. Long Term Incentive Plan and (B) the Vesta Insurance Group, Inc. Non-Employee Directors Stock Plan, there are no options, warrants, conversion privileges or other rights outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of Vesta. There are no preemptive rights held by any Person with respect to any capital stock or other securities of Vesta.

                     6.3 Vesta Shares. The Vesta Shares to be sold by Vesta to Capital Z in accordance with the terms of this Agreement have been duly authorized and have been or, by the Closing, will be, validly issued, fully paid and non-assessable. At the Closing, each of Fund II and Private Fund II will acquire good and marketable title to the Vesta Shares it is purchasing, free and clear of any and all Encumbrances, except such Encumbrances as may exist under applicable federal and state securities laws.

                     6.4 Subsidiaries.

                     (a) Schedule 6.4 sets forth (i) the name and percentage of the equity interests owned by Vesta of each Person in which Vesta has, directly or indirectly, an equity interest therein (individually, a "Vesta Subsidiary" and collectively, "Vesta Subsidiaries"); (ii) the jurisdiction of incorporation or organization and ownership of each Vesta Subsidiary; and (iii) the jurisdictions in which each Vesta Subsidiary is qualified or licensed to do business as an insurance company.

                     (b) Vesta owns of record and beneficially all the capital stock of each of the Vesta Subsidiaries free and clear of all Encumbrances. Each Vesta Subsidiary is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business as an insurance company and is in good standing in each jurisdiction listed on Schedule 6.4.

                     (c) No Vesta Subsidiary has a taxable presence or permanent establishment in any country other than the United States.

                     (d) Each of the outstanding shares of capital stock (or other equity interests) of each Vesta Subsidiary has been duly authorized and is validly issued, fully paid and nonassessable and is free of preemptive rights.

                     There are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights to purchase or acquire the capital stock of any Vesta Subsidiary, (ii) securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Vesta Subsidiary or (iii) other commitments of any kind for the issuance of additional shares of capital stock or any other debt or equity security of any Vesta Subsidiary or options, warrants or other rights to purchase or acquire such securities.

                     6.5 Authority. Vesta has full corporate power and authority to execute and deliver this Agreement and each other agreement to which it is or will be a party that is contemplated hereby (collectively, the "Vesta Transaction Documents"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part, hereby and thereby. The execution, delivery and performance by Vesta of this Agreement and each of the other Vesta Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated on its part hereby or thereby have been duly authorized by all necessary corporate action on the part of Vesta. This Agreement and each of the other Vesta Transaction Documents to which Vesta currently is a party have been duly executed and delivered by Vesta and (assuming due execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligation of Vesta, enforceable against Vesta in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Vesta Transaction Document to be executed by Vesta at the time of or following the execution of this Agreement will be duly executed and delivered by Vesta, and (assuming due execution and delivery by the other party or parties thereto) will constitute a legal, valid and binding obligation of Vesta, enforceable against Vesta in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     6.6 No Violation. The execution, delivery and performance of this Agreement and each of the other Vesta Transaction Documents by Vesta and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) assuming compliance with the requirements of the Missouri Department of Insurance and assuming the receipt of the other regulatory approvals identified on Schedule 6.6, violate any Requirements of Law applicable to Vesta, (b) require Vesta to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by Vesta with, any Person or Governmental Authority, except as may be required by the Missouri Department of Insurance and for any other regulatory filings or consents identified on
Schedule 6.6 hereto, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under, or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of the Vesta Charter or Vesta Bylaws or any indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which Vesta is subject or by which Vesta is bound.

                     6.7 Brokers. Vesta has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary (not including attorneys' fees) in connection with this Agreement.

                     6.8 Litigation. Except as disclosed in the Vesta Documents, to the best of Vesta's knowledge, there is no action, suit, proceeding or investigation pending or overtly threatened against Vesta which questions the validity of this Agreement or any of the Vesta Transaction Documents or the right of Vesta to enter into them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of Vesta, financially or otherwise, nor is Vesta aware that there is any basis for the foregoing. Except as disclosed in the Vesta Documents, Vesta is not subject to the provisions of any order, writ, action, judgment or decree of any court or government agency or instrumentality which names Vesta as a party.

                     6.9 Patents and Trademarks. Vesta has sufficient right, title and ownership of all patents, trademarks, service marks, trade names, copyrights, licenses, information and proprietary rights, or adequate licenses, rights or purchase options with respect to the foregoing, necessary for its business as presently conducted, or is able to obtain on terms which will not materially adversely affect its business all necessary permits, licenses and other authority with respect thereto without any known conflict with or infringement of the rights of others.

                     6.10 Agreements; Action.

                     (a) Except for agreements explicitly identified herein or in the Vesta Documents, there are no employment or other material agreements, understandings or proposed transactions between Vesta and any of its officers, directors, affiliates, or any affiliate thereof that would be required to be disclosed pursuant to the Securities Act or the Exchange Act or the rules and regulations promulgated by the SEC with respect thereto.

                     (b) Except in the ordinary course of business consistent with past practices or as set forth in the Vesta Documents, there are no agreements, understandings, instruments, contracts or proposed transactions to which Vesta is a party or by which it is bound which involve obligations of, or payments to Vesta of, amounts in excess of one million dollars ($1,000,000).

                     (c) Vesta is not a party to or is not bound by any contract, agreement or instrument, or subject to any restriction under the Vesta Charter or the Vesta Bylaws, which materially and adversely affects its business as now conducted, its properties or its financial conditions.

                     6.11 Registration Rights. Except as contemplated by this Agreement and except for registration rights granted to (a) the holders of the Vesta Series A Preferred Stock, (b) FolksAmerica Reinsurance Company and (c) RK

Carvill Ltd., Vesta has not granted or agreed in writing to grant any registration rights, including piggyback rights, to any Person.

                     6.12 Disclosure. Vesta has fully provided each of Fund II and Private Fund II with all the information that such Purchaser has requested relating to Vesta, the issuance of the Vesta Shares and the Vesta Registration Rights Agreement. No representation, warranty or statement by Vesta in this Agreement or in any written statement or certificate furnished or to be furnished to either Fund II or Private Fund II pursuant to this Agreement contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                     6.13 Corporate Documents.

                     (a) Vesta has heretofore furnished each of Fund II and Private Fund II with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Vesta Documents") since January 1, 1999, which are all the documents (other than preliminary material) that it was required to file with the SEC since such date. As of its respective dates, each Vesta Document did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the financial statements set forth in Vesta's Annual Report on Form 10-K for the year ended December 31, 1999 were subsequently restated. As of its respective date, each Vesta Document complied in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated under each of such statutes. The financial statements contained in the Vesta Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of Vesta required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Vesta at and as of said dates and the consolidated results of operations and cash flows of Vesta for the periods then ended; provided, however, that the financial statements set forth in Vesta's Annual Report on Form 10-K for the year ended December 31, 1999 were subsequently restated. The consolidated balance sheet of Vesta at September 30, 2000 included in the Vesta Documents is herein sometimes referred to as the "Vesta Balance Sheet."

                     (b) Except as disclosed in the Vesta Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Vesta Balance Sheet, neither Vesta nor any of the Vesta Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be required to be reflected or reserved against on a consolidated balance sheet of Vesta (including the notes thereto) prepared in accordance with GAAP, as applied in preparing the Vesta Balance Sheet.

                     6.14 Title to Property and Assets. Vesta owns its property and assets free and clear of all Encumbrances, except such Encumbrances which arise in the ordinary course of business and do not materially impair Vesta's ownership or use of such property or assets. With respect to the property and assets it leases, Vesta is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest with respect thereto, free of any Encumbrances.

                     6.15 Insurance. Vesta maintains such types and amounts of insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons or entities engaged in the same or similar business as Vesta.

                     6.16 No Adverse Changes. Except as set forth in the Vesta Documents, since September 30, 2000, there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of Vesta; (b) any material liability or obligation of any nature whatsoever (contingent or otherwise) incurred by Vesta, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of Vesta; (c) any material asset or property of Vesta made subject to an Encumbrance of any kind; (d) any waiver of any material valuable right of Vesta, or any cancellation of any material debt or claim held by Vesta;
(e) except for (i) the payment of quarterly dividends and interest on Vesta's trust preferred securities and (ii) interest on unpaid dividends owing to the holders of Vesta's Class A Preferred Stock, in each case in the ordinary course of business consistent with past practice, any payment of dividends on, other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Vesta, or any agreement or commitment therefor; (f) any issuance of any capital stock of Vesta, other than (1) upon the exercise of employee stock options, and (2) the issuance of shares of Vesta Common Stock, or stock options to purchase Vesta Common Stock, to members of the Board of Directors, key employees, special advisors and consultants of Vesta, all of which issuances were authorized by the Board of Directors of Vesta, including committees and individuals authorized by the Board of Directors of Vesta; (g) any sale, assignment or transfer of any tangible or intangible material assets of Vesta, except for sales, assignments or transfers in the ordinary course of business; (h) any loan by Vesta to any officer, director, employee, consultant or shareholder of Vesta, or any agreement or commitment therefor other than routine travel or relocation advances, or loans made in the ordinary course of business; (i) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, business or prospects of Vesta; or (j) any change in the accounting methods, practices or policies followed by Vesta, including any change in depreciation or amortization policies or rates.

                     6.17 Taxes. Vesta has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it, and, to the best of Vesta's knowledge, all such returns are true and correct. Except for taxes which are being contested in good faith by Vesta or for which adequate reserves are being held by Vesta, Vesta has paid or caused to be paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The income tax returns of Vesta have never been audited by any federal, state, or local authorities.

                     6.18 Private Offering. No form of general solicitation or general advertising has been used by Vesta or its representatives in connection with the offer or sale of the Vesta Shares. Assuming the accuracy of the representations made by each of Fund II and Private Fund II, no registration of the Vesta Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of such securities.

                                   Article 7

                            COVENANTS AND AGREEMENTS

                     To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, each party agrees that between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, except as may be consented to by each of the other parties or as otherwise contemplated by this Agreement, as follows:

                     7.1 Company Access. Upon reasonable notice, the Company will afford each Purchaser and each of the officers, employees, counsel, accountants, actuaries and other authorized representatives of each Purchaser access, during normal business hours, to all the properties, books, contracts, commitments, records and employees of the Company and the Company will furnish promptly to each Purchaser true and complete copies of all such information concerning the business, properties and personnel of the Company as such Purchaser may reasonable request.

                     7.2 Vesta Access. Upon reasonable notice, Vesta will afford each of Fund II and Private Fund II and each of the officers, employees, counsel, accountants, actuaries and other authorized representatives of each such Purchaser access, during normal business hours, to all the properties, books, contracts, commitments, records and employees of Vesta and Vesta will furnish promptly to each such Purchaser true and complete copies of all such information concerning the business, properties and personnel of Vesta as such Purchaser may reasonable request.

                     7.3 Conduct of Business of the Company Prior to Closing. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Vesta and Fund II, the Company will not:

                     (a) amend its Certificate of Incorporation or Bylaws or similar organizational documents; provided, however, that prior to the Closing, the Company will file the Certificate of Elimination and the Certificate of Amendment of the Certificate of Incorporation of the Company in the form attached as Exhibit K hereto;

                     (b) split, combine or reclassify any shares of the Company's capital stock;

                     (c) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its capital stock;

                     (d) take any action, or knowingly omit to take any action, that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in Article 4 becoming untrue or (ii) any of the conditions to the obligations of the Purchasers set forth in Section 8.1 or Section 8.3 not being satisfied; or

                     (e) enter into any agreement or commitment to do any of the foregoing.

                     7.4 Conduct of Business of the Company Prior to Conversion of the Series E Preferred Stock. After the date hereof and prior to the earlier of (i) date on which the Series E Preferred Stock is automatically converted into Series D Preferred Stock pursuant to Section 7(b) of the Certificate of Designations of the Series E Preferred Stock and (ii) June 1, 2001, except as expressly provided for in this Agreement or as consented to in writing by Vesta, the Company will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due, pay or perform other obligations when due, and, to the extent consistent with its business, use all reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organization, keep availabomers, suppliers, distributors, licensors, licensees, and others having business dealings with itle the services of its present officers and key employees and preserve its relationships with cust, to the end that the goodwill and ongoing business of the Company shall be unimpaired at the time of the conversion of the Series E Preferred Stock into Series D Preferred Stock. The Company shall promptly notify Vesta of any event or occurrence not in the ordinary course of business of the Company. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of
Vesta:

                     (a) enter into any commitment or transaction (i) that requires performance over a period longer than six months in duration except transactions in the ordinary course of business, or (ii) to purchase fixed assets for a purchase price in excess of $10,000;

                     (b) grant any severance or termination pay to any director, officer or any other employee;

                     (c) transfer to any Person any rights to patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or currently proposed to be used in the business of the Company;

                     (d) enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any products or technology of the Company;

                     (e) violate, amend or otherwise modify the terms of any of the contracts set forth in Schedule 4.13;

                     (f) commence or settle any litigation or arbitration;

                     (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others, in an amount in excess of $50,000;

                     (h) adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any of its directors or employees, or increase the salaries or wage rates of its employees;

                     (i) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                     (j) pay, discharge or satisfy in an amount in excess of $10,000 with respect to any one case, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company's financial statements (or the notes thereto);

                     (k) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any material return or any amendment to a material return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                     (l) consummate the acquisition of the capital stock of, or all or substantially all of the assets of, the Harbor Insurance Group, Inc.; or

                     (m) take, or agree in writing or otherwise to take, any of the actions described in Sections 7.4(a) through (l) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing its covenants hereunder.

                     7.5 Conduct of Business of Vesta. After the date hereof and prior to the Closing Date, except as expressly provided for in this Agreement or as consented to in writing by Fund II, Vesta will not:

                     (a) amend the Vesta Charter of the Vesta Bylaws;

                     (b) split, combine or reclassify any shares of Vesta's capital stock;

                     (c) declare or pay any dividend or distribution (whether in cash, stock or property) in respect of its capital stock, other than (i) the declaration and payment of regular quarterly dividends and interest on its trust preferred securities and (ii) interest on unpaid dividends owing to the holders of Vesta's Class A Preferred Stock in the ordinary course of business consistent with practice;

                     (d) take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of Vesta set forth in Article 6 becoming untrue or (ii) any of the conditions to the obligations of Fund II or Private Fund II set forth in Section 8.1 or Section
8.5 not being satisfied; or

                     (e) enter into any agreement or commitment to do any of the foregoing.

                     7.6 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to fulfill all conditions to the Closing within the party's reasonable control, and to consummate and make effective as promptly as practicable the transactions provided for herein.

                     7.7 Updating of Company Disclosure Schedules. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of the Company made herein (a "Company Subsequent Event"), the Company shall promptly deliver to each Purchaser an amended or supplemented disclosure schedule (a "Subsequent Company Disclosure Schedule") which will contain a description of the Company Subsequent Event. Neither the existence of any Company Subsequent Event nor the delivery of any Company Subsequent Disclosure Schedule shall in any way modify the representations and warranties of the Company in this Agreement made as of the date of this Agreement, nor shall the foregoing in any way be taken into account in determining whether the conditions to the obligations of each Purchaser to effect the Closing have been satisfied. If the Company acknowledges in writing that, as a result of any Company Subsequent Event disclosed in any Company Subsequent Disclosure Schedule, the conditions to the obligations of each Purchaser to effect the Closing are not satisfied, and if each Purchaser nevertheless elects to effect the Closing, then such Company Subsequent Disclosure Schedule shall be deemed (for purposes of the Company's bring-down of its representations and warranties to the Closing Date in accordance with
Section 8.3(b) hereof) to modify the representations and warranties to which it relates.

                     7.8 Updating of Vesta Disclosure Schedules. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of Vesta made herein (a "Vesta Subsequent Event"), Vesta shall promptly deliver to each of Fund II and Private Fund II an amended or supplemented disclosure schedule (a "Subsequent Vesta Disclosure Schedule") which will contain a description of the Vesta Subsequent Event. Neither the existence of any Vesta Subsequent Event nor the delivery of any Vesta Subsequent Disclosure Schedule shall in any way modify the representations and warranties of the Vesta in this Agreement made as of the date of this Agreement, nor shall the foregoing in any way be taken into account in determining whether the conditions to the obligations of each of Fund II and Private Fund II to effect the Closing have been satisfied. If Vesta acknowledges in writing that, as a result of any Vesta Subsequent Event disclosed in any Vesta Subsequent Disclosure Schedule, the conditions to the obligations of each of Fund II and Private Fund II to effect the Closing are not satisfied, and if each such Purchaser nevertheless elects to effect the Closing, then such Vesta Subsequent Disclosure Schedule shall be deemed (for purposes of Vesta's bring-down of its representations and warranties to the Closing Date in accordance with Section 8.5(b) hereof) to modify the representations and warranties to which it relates.

                     7.9 Regulatory Approvals. As promptly as practicable, Vesta will file with the Missouri Department of Insurance a statement relating to its acquisition of voting securities of the Company (the "Acquisition of Control Statement"). Vesta will diligently seek the approval of the Missouri Department of Insurance with respect to the transactions contemplated by this Agreement and referred to in the Acquisition of Control Statement and will consult with the Company in connection with Vesta's attempts to obtain such approval. The Company will provide reasonable cooperation with respect to Vesta's attempts to obtain such approval.

                                   Article 8

                              CONDITIONS PRECEDENT

                     8.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by each Purchaser and the Company) on or before the Closing Date of the following conditions:

                     (a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement or restricting in any material respect the operation of the business of the Company and its Subsidiaries or Vesta and the Vesta Subsidiaries (in each case, as contemplated to be conducted following the Closing).

                     (b) Vesta shall have filed a Notice of Disclaimer with the Missouri Department of Insurance relating to its acquisition of Series D Preferred Stock and Series E Preferred Stock hereunder.

                     8.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by the Company) on or before the Closing Date of the following additional conditions:

                     (a) Each Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                     (b) The representations and warranties of each Purchaser to the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                     (c) Each of the agreements referenced in Article 2 hereof shall be in full force and effect on the Closing Date.

                     8.3 Conditions to the Obligations of Each Purchaser. The obligation of each Purchaser to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by such Purchaser) on or before the Closing Date of the following additional conditions:

                     (a) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                     (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                     (c) Each of the agreements referenced in Article 2 hereof shall be in full force and effect on the Closing Date.

                     (d) There shall not have occurred, since the date of this Agreement, any material adverse change in the assets, properties, liabilities, businesses, business prospects, condition (financial or otherwise) or results of operation of the Company.

                     8.4 Conditions to the Obligations of Vesta. The obligation of Vesta to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by Vesta) on or before the Closing Date of the following additional conditions:

                     (a) Each of Fund II and Private Fund II shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                     (b) The representations and warranties of each of Fund II and Private Fund II to Vesta contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                     8.5 Conditions to the Obligations of Capital Z. The obligation of each of Fund II and Private Fund II to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by such Purchaser) on or before the Closing Date of the following additional conditions:

                     (a) Vesta shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof.

                     (b) The representations and warranties of Vesta set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                     (c) There shall not have occurred, since the date of this Agreement, any material adverse change in the assets, properties, liabilities, businesses, business prospects, condition (financial or otherwise) or results of operation of Vesta.

                     8.6 Conditions to the Obligations of Mangold. The obligation of Mangold to effect the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by Mangold) on or before the Closing Date of the following additional conditions:

                     (a) Vesta shall have purchased the Series D Preferred Stock and the Series E Preferred Stock to be purchased by it pursuant hereto.

                                   Article 9

                                INDEMNIFICATION

                     9.1 Indemnification.

                     (a) From and after the Closing, each Purchaser severally, and not jointly, shall indemnify and hold harmless the Company, its officers, directors, employees, agents, representatives, subsidiaries, Affiliates and permitted successors and assigns from and against, and promptly reimburse for, any and all loss, diminution in value, damage, cost, expense (including court costs and reasonable attorneys' fees and expenses and costs of investigation), fine, penalty, suit, action, claim, deficiency, liability or obligation (collectively, "Losses"), whether or not involving a Third Party Claim caused by or arising from (i) any Breach by such Purchaser, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a Breach by such Purchaser. As used herein, "Affiliate" means, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. As used herein, "Breach" means, with respect to a party hereto, any representation or warranty of such party to the applicable other party under this Agreement or in any certificate delivered pursuant to this Agreement being untrue when made by such first party to such other party or any breach of any of such first party's covenants or agreements with such other party under this Agreement.

                     (b) From and after the Closing, the Company shall indemnify and hold harmless each Purchaser, its officers, directors, employees, agents, partners, representatives, subsidiaries, Affiliates and permitted successors and assigns from and against, and promptly reimburse for, any and all Losses, whether or not involving a Third Party Claim, caused by or arising from (i) any Breach by the Company, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a Breach by the Company.

                     (c) From and after the Closing, each of Fund II and Private Fund II severally, and not jointly, shall indemnify and hold harmless Vesta, its officers, directors, employees, agents, representatives, subsidiaries, Affiliates and permitted successors and assigns from and against, and promptly reimburse for, any and all Losses, whether or not involving a Third Party Claim caused by or arising from (i) any Breach by such Purchaser, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a Breach by such Purchaser.

                     (d) From and after the Closing, Vesta shall indemnify and hold harmless each of Fund II and Private Fund II, its officers, directors, employees, agents, partners, representatives, subsidiaries, Affiliates and permitted successors and assigns from and against, and promptly reimburse for, any and all Losses, whether or not involving a Third Party Claim, caused by or arising from (i) any Breach by Vesta, or (ii) any and all claims of third parties made based upon facts alleged that, if true, would constitute such a Breach by Vesta.

                     (e) The representations, warranties, covenants and agreements contained in this Agreement shall not be affected by any party hereto or by anyone on behalf of any such party: (i) investigating, verifying or examining any matters with respect to the Company, Vesta, any Purchaser or the transactions contemplated hereby; (ii) having the opportunity to investigate, verify or examine any matters related to the Company, Vesta, any Purchaser or the transactions contemplated hereby; or (iii) failing to determine or discover any facts which were determinable or discoverable by any such party. All rights contained in this Article 9 are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, employees, agents, partners, representatives, subsidiaries, affiliates, and permitted successors and assigns.

                     9.2 Defense of Third Party Claims. With respect to each third party claim subject to this Article 9 (a "Third Party Claim"), the party seeking indemnification (the "Indemnified Party") shall give prompt notice to the indemnifying party (the "Indemnifying Party") of the Third Party Claim, provided that failure to give such notice promptly shall not relieve or limit the obligations of the Indemnifying Party except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party, at its sole cost and expense, may, upon notice to the Indemnified Party within fifteen (15) days after the Indemnifying Party receives notice of the Third Party Claim, assume the defense of the Third Party Claim. If it assumes the defense of a Third Party Claim, then the Indemnifying Party shall select counsel reasonably satisfactory to the Indemnified Party to conduct the defense. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, unless (a) the settlement or judgment is solely for money damages and the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or (b) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld and, in the case of either clause (a) or clause (b), the settlement contains an unconditional release of the Indemnified Party with respect to the Third Party Claim from each Person asserting such claim. The Indemnifying Party shall provide the Indemnified Party with fifteen (15) days prior notice before it consents to a settlement of, or the entry of a judgment arising from, any Third Party Claim. The Indemnified Party shall be entitled to participate in the defense of any Third Party Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. With respect to Third Party Claims in which the remedy sought is not solely money damages, (i) the Indemnifying Party shall, upon notice to the Indemnified Party within fifteen (15) days after the Indemnifying Party receives notice of the Third Party Claim, be entitled to participate in the defense with its own counsel at its own expense and (ii) the Indemnified Party shall not consent to any settlement of, or entry of any judgment arising from, such Third Party Claim unless the Indemnifying Party consents thereto, which consent shall not be unreasonably withheld. If the Indemnifying Party does not elect to assume or participate in the defense of any Third Party Claim in accordance with the terms of this Section, then the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim. The parties shall cooperate in the defense of any Third Party Claim and the relevant records of each party shall be made available on a timely basis.

                     9.3 Limitations.

                     (a) Company Basket. Notwithstanding anything in this Agreement to the contrary (including Section 9.1(e) hereof), neither the Purchasers, on the one hand, nor the Company, on the other hand, shall be entitled to indemnification from the other for breaches of representations or warranties hereunder unless and until the aggregate amount of indemnifiable claims of the Purchasers, on the one hand, or the Company, on the other hand, as applicable, equals or exceeds $250,000, but the party entitled to indemnification then will be entitled to recover the full amount of all such claims, including the first $250,000 thereof.

                     (b) Vesta Basket. Notwithstanding anything in this Agreement to the contrary (including Section 9.1(e) hereof), neither Capital Z, on the one hand, nor Vesta, on the other hand, shall be entitled to indemnification from the other for breaches of representations or warranties hereunder unless and until the aggregate amount of indemnifiable claims of Capital Z, on the one hand, or Vesta, on the other hand, as applicable, equals or exceeds $100,000, but the party entitled to indemnification then will be entitled to recover the full amount of all such claims, including the first $100,000 thereof.

                     (c) Company Cap. Notwithstanding anything in this Agreement to the contrary (including Section 9.1(e) hereof), following the Closing, neither the Purchasers, on the one hand, nor the Company, on the other hand, shall be liable for, and neither the Purchasers, on the one hand pursuant to
Section 9.1(a) or 9.2, nor the Company, on the other hand pursuant to Section

9.1(b) or 9.2, shall be obligated to pay, an amount in excess of the total amount that, as of such date, the Purchasers have invested in securities of the Company.

                     (d) Vesta Cap. Notwithstanding anything in this Agreement to the contrary (including Section 9.1(e) hereof), following the Closing, neither Capital Z, on the one hand, nor Vesta, on the other hand, shall be liable for, and neither Capital Z, on the one hand pursuant to Section 9.1(c) or 9.2, nor Vesta, on the other hand pursuant to Section 9.1(d) or 9.2, shall be obligated to pay, an amount in excess of the total amount that, as of such date, Capital Z has invested in securities of Vesta.

                     (e) Commencing Claims for Indemnification. No party shall have any liability for any Breach or for any claims for indemnification hereunder unless a demand for indemnification is made (or the parties agree in writing that a party shall have liability for a Loss hereunder as provided in
Section 9.1 related to such Breach, prior to the thirty-sixth (36) month anniversary of the Closing and any such liability shall be deemed waived, and no Person shall have any remedy for any such Breaches; it being the intention of the parties that all claims relating to a Breach of the Agreement shall thereafter be forever barred. Any demand for indemnification hereunder made during such thirty-sixth (36) month period shall remain valid and the representations, warranties, covenants and agreements relating thereto shall remain in effect for purposes of such indemnification claim notwithstanding that the amount or validity of such claim may not be established or resolved within such thirty-sixth (36) month period.

                                   Article 10

                                  MISCELLANEOUS

                     10.1 Termination. This Agreement (and the transactions contemplated hereby) may be terminated as follows:

                     (a) Upon the mutual written consent of the Company, Fund II and Vesta;

                     (b) By the Company or Fund II, if Vesta or Mangold is in material breach of this Agreement and such breach has not been cured within thirty (30) days following the delivery of notice thereof to the applicable Purchaser (provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 10.1(b) if, within such thirty (30) day period, another Purchaser that is not in breach agrees to purchase the Company Shares to be purchased by the Purchaser that is in breach);

                     (c) By Vesta, if the Company, Fund II or Private Fund II is in material breach of this Agreement and such breach has not been cured within thirty (30) days following the delivery of notice thereof to the Company; or

                     (d) By any party, if the Closing has not occurred on or before December 31, 2000.

                     10.2 Effect of Termination. Upon the termination of this Agreement in accordance with Section 10.1 hereof, the parties shall be relieved of any further obligations under this Agreement (other than the obligations set forth in Section 10.7; provided, however, that no termination shall relieve any party of liability for its breach prior to such termination.

                     10.3 Amendment. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

                     10.4 Waiver. The observance of any term of this Agreement may be waived by the party or parties entitled to enforce such term, but such waiver shall be effective only if it is in a writing signed by the party or parties entitled to enforce such term and against which such waiver is to be asserted. No delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.

                     10.5 Survival. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing.

                     10.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                  If to the Company, to:

                  Instant Insurance Holdings, Inc.
                  8113 Ridgepoint Drive
                  Suite 214
                  Dallas, Texas  75201
                  Attention:  President

                  with copies, which shall not constitute notice, to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Fax:  (214) 746-7777
                  Attention:  R. Jay Tabor

                  If to Fund II or Private Fund II, to:

                  Capital Z Financial Services Fund II, L.P.
                  54 Thompson Street
                  New York, NY  10012
                  Fax: (212) 965-2301
                  Attention:  Bradley E. Cooper

                  with copies, which shall not constitute notice to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Fax:  (214) 746-7777
                  Attention:  R. Jay Tabor

                  If to Vesta, to:

                  Vesta Insurance Group, Inc.
                  3760 River Run Road
                  Birmingham, Alabama 35243
                  Fax:  (205) 970-7022
                  Attention:  John W. McCullough

                  If to Mangold, to:

                  14 Bridgenorth Lane
                  San Antonio, Texas 78218
                  Fax:  (210) 822-6485

                     10.7 Confidentiality. Each party hereto shall, and shall cause its respective officers, directors, employees, agents and representatives to, maintain confidentiality with respect to, and not disclose, any proprietary or otherwise confidential information of any other party hereto; provided, however, that the limitations provided in this Section 10.7 shall not apply, with respect to any party, to (a) information in the public domain or otherwise publicly available (other than as a result of disclosure by such party or its officers, directors, employees, agents or representatives, in violation of this Agreement), (b) information the disclosure of which is required by law or compelled by judicial or administrative process, or (c) disclosure of any such information to such party's officers, directors, employees, agents and representatives for legitimate purposes in connection with the transactions contemplated by this Agreement (provided that the Persons to whom such information is disclosed are notified of such party's confidentiality obligations under this Agreement), or (d) information already in the possession of such party prior to its receipt from the other party.

                     10.8 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                     10.9 Publicity. So long as this Agreement is in effect, except as required by law, regulation or stock exchange requirements, the parties hereto shall not, and shall cause their Affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

                     10.10 Disclosure Schedules. Matters disclosed in any disclosure schedule shall be deemed to be disclosed also in each other disclosure schedule to the extent that it is reasonably apparent from such disclosure that the matters disclosed in the first disclosure schedule would apply also to such other disclosure schedule.

                     10.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                     10.12 Conveyance Taxes. The Company agrees to assume liability for and to hold each Purchaser harmless against any sales, use, transfer, stamp, stock transfer, real property transfer or gains, and value added taxes, any transfer, registration, recording or other fees, and any similar taxes incurred as a result of the issuance and sale to such Purchaser of his or its portion of the Company Shares, issuance of Common Stock upon conversion of shares of Series D Preferred Stock or issuance of Series D Preferred Stock upon conversion of shares of Series E Preferred Stock.

                     10.13 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Prior to the Closing, no party shall assign any of its rights under this Agreement; provided, however, that each of Fund II, Private Fund II and Vesta may assign its rights (but not obligations) under this Agreement, in whole or in part, to any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Purchaser. No assignment of rights will relieve the assigning party of liability in the event of any breach hereof. Any attempted assignment in violation of this Agreement shall be void ab initio.

                     10.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                     10.15 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

                     10.16 Third Party Beneficiaries. This Agreement (except as otherwise expressly indicated in the indemnification provisions hereof) is not intended to confer upon any other Person any rights or remedies hereunder.

                     10.17 Costs and Expenses. Each party hereto shall bear its own legal and due diligence fees and expenses and other out-of-pocket expenses relating to the transactions contemplated by this Agreement.

                     10.18 Incorporated by Reference. The disclosure schedules, Company Subsequent Disclosure Schedules and Vesta Subsequent Disclosure Schedules are incorporated as a part of this Agreement by reference.

                     10.19 Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.

                     10.20 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                     10.21 Interpretation. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                     10.22 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                     10.23 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                     IN WITNESS WHEREOF, each of the Purchasers and the Company has caused this Agreement to be duly signed as of the date first written above.



                         THE COMPANY:

                         INSTANT INSURANCE HOLDINGS, INC.

                         By:    /s/ B. G. Porter
                             -------------------------------------------------
                             Name:  B. G. Porter
                             Title: President


                         THE PURCHASERS:

                         CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                           By: Capital Z Partners, L.P., its sole general
                               partner

                               By: Capital Z Partners, Ltd., its sole
                                   general partner

                                   By:    /s/ Bradley E. Cooper
                                       ---------------------------------------
                                       Name:  Bradley E. Cooper
                                       Title: Senior Vice President


                         CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

                           By: Capital Z Partners, L.P., its sole general
                               partner

                               By: Capital Z Partners, Ltd., its sole
                                   general partner

                                   By:    /s/ Bradley E. Cooper
                                       ---------------------------------------
                                       Name:  Bradley E. Cooper
                                       Title: Senior Vice President




                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                               VESTA INSURANCE GROUP, INC.

                               By:    /s/ Norman W. Kayle, III
                                   -------------------------------------------
                                   Name:  Norman W. Kayle, III
                                   Title: President



                                /s/ Thomas E. Mangold
                                ---------------------------------------------
                                Thomas E. Mangold












                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                  SCHEDULE 1.1


                                 COMPANY SHARES
                                 --------------

                                                      NUMBER OF COMPANY SHARES                 TOTAL PORTION OF COMPANY
           PURCHASER                                    PURCHASED AT CLOSING                        PURCHASE PRICE
           ---------                                    --------------------                        --------------
Capital Z Financial Services Fund II, L.P.   2,984,148 shares of Series E Preferred Stock  $1,825,877.57 principal amount of
                                                                                           Notes and $1,158,270.13 in cash(1)

Capital Z Financial Services Private Fund    15,852 shares of Series E Preferred Stock     $9,699.37 principal amount of Notes
II, L.P.                                                                                   and $6,152.93 in cash(2)

Vesta Insurance Group, Inc. or its
designees                                    1,159,115 shares of Series D Preferred Stock  $10,000,000 in cash
                                             8,840,885 shares of Series E Preferred Stock

Tom Mangold                                  200,000 shares of Series D Preferred Stock    $200,000 in cash


        TOTAL
                                             1,359,115 SHARES OF SERIES D PREFERRED STOCK  $1,835,576.94 PRINCIPAL AMOUNT OF NOTES
                                             11,840,885 SHARES OF SERIES E PREFERRED STOCK $11,364,423.06 IN CASH(3)


------------------------------
1 $497,358.00 of which was paid to the Company on December 20, 2000.

2 $2,642.00 of which was paid to the Company on December 20, 2000.

3 $500,000 of which was paid to the Company on December 20, 2000.

                                  SCHEDULE 1.2


                                  VESTA SHARES
                                  ------------

                                                NUMBER OF VESTA SHARES                TOTAL PORTION OF
                 PURCHASER                       PURCHASED AT CLOSING               VESTA PURCHASE PRICE
                 ---------                       --------------------               --------------------
Capital Z Financial Services Fund II, L.P.              552,801             2,984,148 shares of Series E Preferred
                                                                            Stock, valued at $1.13 per share

Capital Z Financial Services Private Fund               2,937               15,852 shares of Series E Preferred
II, L.P.                                                                    Stock, valued at $1.13 per share

        TOTAL                                           555,738             3,000,000 SHARES OF SERIES E PREFERRED
                                                                            STOCK, VALUED AT $1.13 PER SHARE


                                    EXHIBIT L

                                 INSURANCE REPS
                                 --------------


                     4.2 Representation and Warranties by Millers and Millers Mutual Regarding Millers Specialty. Millers represents and warrants to the Company that to the knowledge of Millers and Millers Mutual:

                     (a) Organization and Qualification, Etc. Millers Specialty is incorporated as an insurance company, duly organized, validly existing and in good standing under the laws of the State of Missouri has full corporate power to own all its properties and assets, to carry on its business as it is now being conducted, and to perform and consummate the transactions contemplated by this Agreement, and is duly licensed to conduct insurance business in the State of Missouri and all those states outlined on Schedule A attached hereto.

                     (b) Subsidiaries. Millers Specialty has no subsidiaries. The only stocks, bonds, or securities owned by Millers Specialty are those which it owns and controls as investments.

                     (c) Capital Stock. The authorized capital stock of Millers Specialty consists solely of four hundred thousand (400,000) shares of common stock, Three and No/100 Dollars ($3.00) par value per share, of which as of Effective Date hereof all four hundred thousand (400,000) shares are issued and outstanding. All such issued and outstanding shares are duly authorized and validly issued, fully paid and non-assessable, and none of such outstanding shares was issued in violation of any preemptive right of any shareholder. Millers Specialty is not bound by any option, warrant, call or other commitment of any kind to issue or sell any shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving, any person any right to acquire from Millers Specialty, any shares of its capital stock.

                     (d) Financial Condition of Millers Specialty. The Annual Statement and the Interim Statement each correctly and accurately reflects and financial condition and operations of Millers Specialty as of their respective dates, reported in accordance with statutory insurance accounting principles as established by the laws of the State of Missouri, the rules, regulations and practices of the State of Missouri, the rules, regulations and practices of the Missouri Department of Insurance and the National Association of Insurance Commissioners, as applicable. The Annual Statement and the Interim Statement were each prepared in accordance with applicable laws, regulations and statutory accounting principles applied on a consistent basis.

                     (e) Changes. Since December 31, 1997 there has not been:

                     (i) any material adverse change in the financial condition or results of operations Millers Specialty, taken as a whole, from those reflected in its 1997 Annual Statement, or any material adverse change in the nature of the business or the assets of Millers Specialty taken as a whole;

                     (ii) any damage, destruction or other casualty loss with respect to property owned or leased by Millers Specialty (whether or not covered by insurance) materially and adversely affecting the business, financial condition or results of operations of Millers Specialty, or any sale, lease or other disposition or encumbrance of any material asset or property of Millers Specialty, or any breach, default, violation or termination of any material contract or lease;

                     (iii) any direct or indirect redemption, purchase or acquisition of any Millers Specialty shares, or any declaration, setting aside or payment of any dividend or distribution in respect of Millers Specialty shares.

                     (f) Tax Returns and Payments.

                     (i) since March 26, 1997, Millers Specialty has filed all tax returns on extensions required to be filed and has paid, or setup adequate reserves for the payment of, all taxes and duties required or anticipated to be paid on account of the operations, acts or omissions of Millers Specialty;

                     (ii) since March 26, 1997, Millers Specialty is not delinquent in the payment of any tax, duty, assessment or governmental charge for 1997 and has not requested any extension of time within which to file any duty or tax return for 1997 which return has not since been filed, and further has timely paid all amounts withheld or payable by Millers Specialty under or in respect of F.I.C.A. (including but not limited to agents and employees) or employee income tax withholdings;

                     (iii) since March 26, 1997, no deficiencies for any duty, tax, assessment or governmental charge have been asserted or assessed against Millers Specialty for 1997, which have not been paid, settled or otherwise disposed of; Millers Specialty has provided for all tax liabilities of every kind, direct or contingent (excluding tax on amounts accumulated in the policyholder surplus account);

                     (iv) the Internal Revenue Service is not presently auditing the federal income tax returns of Millers Specialty for any years; and

                     (v) at the Closing, Millers Mutual and Millers Specialty shall enter into an Addendum No. 3 to Consolidated Federal Income Tax Allocation Agreement in the form of Exhibit F.

                     (g) No Undisclosed Liabilities or Agreements. Except as disclosed in writing in or pursuant to this Agreement or as an exhibit hereto, Millers Specialty:

                     (i) did not have, as of December 31, 1997, any debts, liabilities or obligations materially adversely affecting the business condition (financial or otherwise) of Millers Specialty, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except to the extent reflected in the Annual Statement or the Interim Statement;

                     (ii) has not incurred since December 31, 1997, any debts, liabilities or obligations which, in the aggregate, materially adversely affect the business, or financial condition of Millers Specialty taken as a whole;

                     (iii) has not conducted business other than cash and investment activity since December 31, 1997; and

                     (iv) has not issued policies of insurance since December 31, 1997.

                     (h) Litigation, Disciplinary or Delinquency Action. There is no action, suit, proceeding, disciplinary or delinquency action pending, or threatened, against Millers Specialty before any court or arbitration tribunal or before any governmental department, agency or instrumentally which will survive the Closing.

                     (i) Contracts.

                     (i) Millers Specialty is not a party to outstanding executory contracts of any kind or nature.

                     (ii) Millers Specialty does not have any liability of the type normally covered by insurance by a substantial corporate entity arising out of or in connection with any act, omission, error or other event occurring prior to the Closing Date that is not covered in full (except for customary deductible amounts) by such in force policies or by a prior issued policy or policies insuring Millers Specialty.

                     (iii) Millers Specialty has no agency contracts in force.

                     (iv) Millers Specialty has no insurance policies in force.

                     (j) Regulatory Filings. Millers Specialty has filed all required registrations, filings or submissions for 1997 with any federal regulatory commission, agency or authority and each and every annual statement or other report for 1997 (including without limitation any statements under each applicable Holding Company Act) required to be filed by Millers Specialty with any state insurance regulatory commission, and all other reports or documents required to be filed by it for 1997; and all such filings were in material compliance with applicable law when filed and no material deficiencies have been asserted by any such regulatory commission, agency or authority with respect to such filings or submissions which will survive Closing.

                     (k) Compliance with Applicable Law. Millers Specialty is, in the conduct of its business, in compliance with all federal, state or local laws, statutes, ordinances and regulations, which failure to comply with would materially adversely affect the business of Millers Specialty taken as a whole or in the value of its properties or assets, including without limitation EEOC or similar laws, ERISA, and any advertising or Deceptive Trade Practice or similar law.

                     (l) Non-Contravention. The execution, delivery and performance by Millers and Millers Mutual of this Agreement and each of the Transaction Documents do not and, subject to compliance with regulatory requirements, the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Articles of Incorporation or Bylaws of Millers, Millers Mutual or Millers Specialty, (ii) violate or result with the passage of time in the violation of any provision of, or result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the shares of stock of Millers Specialty, or any of the property of Millers Specialty pursuant to any provisions of any mortgage, lien, lease, agreement, license, instrument, law, order, arbitration award, judgment or decree, to which Millers, Millers Mutual or Millers Specialty is a party or by which is bound, (iii) violate or conflict with any other restriction of any kind or character to which Millers, Millers Mutual or Millers Specialty is subject, or by which any of its assets may be bound, nor will the same constitute an event permitting termination of an agreement to which Millers Specialty is subject except for such violations, conflict or other similar events which would not have a material adverse effect on the business or financial condition of Millers Specialty or (iv) require Millers, Millers Mutual or Millers Specialty to obtain the consent, waiver, approval, license or authorization of, or make any notice or filing by Millers, Millers Mutual or Millers Specialty with, any Person or Governmental Authority (as such terms are defined in the Securities Purchase Agreement), except for the filing of the Acquisition of Control Statement with, and approval by, the Missouri Department of Insurance and any filings required with respect to a Reinsurance Agreement and any contracts referenced in the Securities Purchase Agreement.

                     (m) Accuracy of Information Furnished. Except as may be qualified by the information contained in this Agreement including the exhibits and schedules hereto, no representations or warranty by Millers contained in this Agreement, no factual information furnished by Millers Specialty or Millers contained in this Agreement, no factual information furnished by Millers Specialty or Millers, and no statement contained in any exhibit hereto, certificate, schedule or other instrument furnished or to be furnished to the Company pursuant hereto in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary to make the statement contained therein not misleading.

                     (n) Illegal Payments. Millers Specialty has not made, and no employee, agent or representative of Millers Specialty has made, (i) any bribes, kickbacks, illegal payments, political contributions with corporate funds not recorded on the books and records of Millers Specialty, (ii) payments from corporate funds that were falsely recorded on the books and records of Millers Specialty, or (iii) payments from corporate funds to governmental officials for improper purposes or illegal payments from corporate funds to obtain or retain business either within the United States or abroad.